UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                      November 2, 2005  (October 31, 2005)

O’Sullivan Industries Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-28493	43-1659062
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Mansell Court East, Suite 100, Roswell, Georgia		30076
(Address of principal executive offices)		(ZIP Code)

Registrant's telephone number, including area code (678) 939-0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

                (c)      O’Sullivan Industries Holdings, Inc. (Other OTC – Senior Preferred Stock – OSULP.PK) said on November 1, 2005 that President and Chief Executive Officer Robert S. Parker is taking a temporary medical leave of absence. O’Sullivan’s board of directors has named Executive Vice President and Chief Financial Officer Rick Walters to serve as interim CEO until such time as Mr. Parker is able to return to work. Mr. Walters will hold the interim CEO position for O’Sullivan Industries Holdings, Inc. and its subsidiaries O’Sullivan Industries, Inc., O’Sullivan Industries – Virginia, Inc. and O’Sullivan Furniture Factory Outlet, Inc.

                The announcement was made by Charles Macaluso, chairman of the O’Sullivan board of directors. He expressed the board’s full confidence in Walters, and he noted that the board is confident that O’Sullivan is on track with the operation of its business and that the company will continue to make appropriate progress toward a financial reorganization.

                Mr. Walters, 42, was appointed Executive Vice President and Chief Financial Officer of O’Sullivan Industries Holdings, Inc., O’Sullivan Industries, Inc., O’Sullivan Industries – Virginia, Inc. and O’Sullivan Furniture Factory Outlet, Inc. in June 2004. He is also a director of O’Sullivan Furniture Factory Outlet, Inc. and O’Sullivan Industries UK Ltd. Prior to his appointment at O’Sullivan, he served as Group Vice President and Chief Financial Officer of the Sharpie/Calphalon Group at Newell Rubbermaid from 2001 to 2004. From 1998 through 2001, he was Vice President and Controller of Newell Rubbermaid's Sanford Corporation.

                The Board of Directors also appointed Mr. Charles Macaluso to the positions of non-executive Chairman of the Board of O’Sullivan Industries Holdings, Inc., O’Sullivan Industries, Inc., O’Sullivan Industries - Virginia, Inc.

                Mr. Macaluso, 61, was appointed a director of O’Sullivan Industries Holdings, Inc., O’Sullivan Industries, Inc. and O’Sullivan Industries –Virginia, Inc. in July 2004. Mr. Macaluso has been a principal of Dorchester Capital Advisors LLP, a management consulting and corporate advisory firm, since 1998. He serves as a director of Darling International Inc., a recycler of food processing by-products, Global Crossing Limited, a provider of telecommunications services, Lazy Days Recreational Vehicles, Inc., a retailer of recreational vehicles, Geo Specialty Chemicals, a manufacturer of specialty chemicals, and ICG/Holliston, a manufacturer of industrial cloths and cloth cover materials for books. Mr. Macaluso also serves as Chairman of O’Sullivan’s Restructuring Committee and Nominating Committee and is a member of the Audit Committee.

                 In connection with his service as Chairman, Mr. Macaluso will receive compensation of $5,000 per month. This compensation is in addition to his existing consideration of $15,000 per year for his service as chairman of the nominating and restructuring committees and meeting fees for his service on the Board and committees. The Board approved a modification of Mr. Walters’ salary to $350,000 for the period that he serves as interim CEO; all other provisions of his employment ageement, previously described in our annual report on Form 10-K for the year ended June 30, 2004, remain the same.

Item 9.01                Financial Statements and Exhibits.

(c)           Exhibits

Exhibit 99	Press release dated November 1, 2005

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O’SULLIVAN INDUSTRIES HOLDINGS, INC.

Date: November 2, 2005	/s/ Rick A. Walters
Rick A. Walters Interim Chief Executive Officer, Executive Vice President and Chief Financial Officer